EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Stacie R. Shirley, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that to the best of my knowledge and belief:

1.

The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: May 7, 2019	By:	/s/ Stacie R. Shirley
Stacie R. Shirley
Executive Vice President and Chief Financial Officer